Exhibit 99.1

PERRIGO COMPANY PLC

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 27, 2017, Perrigo Company plc (“Perrigo” or the “Company”) completed the divestiture of its contingent payments from Elan Corporation, plc’s May 2013 sale of the multiple sclerosis drug Tysabri® (natalizumab) to Biogen Idec, Inc. (the “Tysabri® royalty stream”) to RPI Finance Trust, an affiliate of Royalty Pharma (“RPI”) (the “Transaction”). Perrigo acquired the rights to the Tysabri® royalty stream through the Company’s 2013 acquisition of Elan Corporation, plc. Under the terms of the agreement, RPI acquired all of Perrigo’s rights to receive Tysabri® royalty payments from and after January 1, 2017, which Perrigo had under an agreement with Biogen Idec, Inc. The Transaction is valued at a total consideration of up to $2.85 billion, composed of $2.2 billion in cash at closing plus additional payments of $250 million if the royalties earned on global net sales of Tysabri® meet specified thresholds during 2018 and $400 million if the royalties earned on global net sales of Tysabri® meet specified thresholds in 2020.

The following unaudited pro forma consolidated financial information is presented to illustrate the effects of the divestiture of the Tysabri® royalty stream by Perrigo and was prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2016 presents the results of operations as if the Transaction had occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet as of December 31, 2016 presents the financial position of the Company as if the Transaction had occurred on December 31, 2016. The pro forma adjustments are based upon, derived from, and should be read in conjunction with the historical audited financial statements of Perrigo (which are available in Perrigo’s Form 10-K filed on May 22, 2017 for the fiscal year ended December 31, 2016).

In accordance with SEC regulations, the unaudited pro forma consolidated financial statements reflect adjustments to the extent they are directly attributable to the Transaction, factually supportable, and, for statement of operations purposes, are expected to have a continuing impact. The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transaction on its historical financial information.

Perrigo Company plc

Unaudited Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended December 31, 2016

	As Reported
(In millions, except for per share amounts)	Historical Perrigo	Pro Forma Adjustments	Footnote Reference		Pro Forma
Net sales	$5,280.6	$—			$5,280.6
Cost of sales	3,228.8	—			3,228.8

Gross profit	2,051.8	—			2,051.8

Operating expenses
Distribution	88.3	—			88.3
Research and development	184.0	—			184.0
Selling	665.0	—			665.0
Administration	452.2	—			452.2
Impairment charges	2,631.0	—			2,631.0
Restructuring	31.0	—			31.0

Total operating expenses	4,051.5	—			4,051.5

Operating income (loss)	(1,999.7)	—			(1,999.7)

Tysabri® royalty stream – change in fair value	2,608.2	(2,608.2)	(a	)	—
Interest expense, net	216.6	—			216.6
Other expense, net	22.7	—			22.7
Loss on extinguishment of debt	1.1	—			1.1

Income (loss) before income taxes	(4,848.3)	2,608.2			(2,240.1)
Income tax expense (benefit)	(835.5)	548.1	(b	)	(287.4)

Net income (loss)	$(4,012.8)	$2,060.1			$(1,952.7)

Income (loss) per share
Basic	$(28.0)				$(13.6)
Diluted	$(28.0)				$(13.6)

Weighted-average shares outstanding
Basic	143.3				143.3
Diluted	143.3				143.3

See the accompanying notes to the unaudited pro forma consolidated financial information

Perrigo Company plc

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2016

	As Reported
(In millions, except for share and per share amounts)	Historical Perrigo	Pro Forma Adjustments	Footnote Reference		Pro Forma
Assets
Cash and cash equivalents	$622.3	$2,182.7	(c	)	$2,805.0
Accounts receivable, net of allowance for doubtful accounts	1,176.0	—			1,176.0
Inventories – net	795.0	—			795.0
Current deferred income taxes	—	—			—
Prepaid expenses and other current assets	212.0	8.1	(d	)	220.1

Total current assets	2,805.3	2,190.8			4,996.1
Property and equipment, net	870.1	—			870.1
Tysabri® royalty stream – at fair value	2,350.0	(2,350.0)	(e	)	—
Goodwill and other indefinite-lived intangible assets	4,163.9	—			4,163.9
Other intangible assets, net	3,396.8	—			3,396.8
Non-current deferred income taxes	72.1	—			72.1
Other non-current assets	211.9	176.4	(d	)	388.3

Total non-current assets	11,064.8	(2,173.6)			8,891.2

Total assets	$13,870.1	$17.2			$13,887.3

Liabilities and Shareholders’ Equity
Liabilities
Accounts payable	$471.7	$—			$471.7
Payroll and related taxes	115.8	—			115.8
Accrued customer programs	380.3	—			380.3
Accrued liabilities	263.3	—			263.3
Accrued income taxes	32.4	34.4	(f	)	66.8
Current deferred income taxes	—	—			—
Current indebtedness	572.8	—			572.8

Total current liabilities	1,836.3	34.4			1,870.7
Long-term debt, less current portion	5,224.5	—			5,224.5
Non-current deferred income taxes	389.9	(32.2)	(g	)	357.7
Other non-current liabilities	461.8	—			461.8

Total non-current liabilities	6,076.2	(32.2)			6,044.0

Total liabilities	7,912.5	2.2			7,914.7

Shareholders’ equity
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—			—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,135.0	—			8,135.0
Accumulated other comprehensive income	(81.8)	—			(81.8)
Retained earnings	(2,095.1)	15.0	(h	)	(2,080.1)

Total controlling interest	5,958.1	15.0			5,973.1
Noncontrolling interest	(0.5)				(0.5)

Total shareholders’ equity	5,957.6	15.0			5,972.6

Total liabilities and shareholders’ equity	$13,870.1	$17.2			$13,887.3

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—				—
Ordinary shares, issued and outstanding	143.4				143.4

See the accompanying notes to the unaudited pro forma consolidated financial information

Notes to the Unaudited Pro Forma Consolidated Financial Information

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated financial information as of and for the fiscal year ended December 31, 2016 as a result of the sale of the historical Tysabri® financial asset:

a)	To eliminate the historical Tysabri® royalty stream – change in fair value associated with the sale of the Tysabri® financial asset on the pro forma consolidated statement of operations.

b)	To reflect the income tax impact of the elimination of the historical Tysabri® royalty stream – change in fair value using the Irish statutory income tax rate of 12.5% plus a $222.1 million adjustment to reverse the release of a valuation allowance for previously reserved tax attributes which became realizable due the timing of the expected reversal of taxable temporary differences related to the Tysabri® financial asset and its expected sale that was recorded in the historical Perrigo results.

c)	To record the cash consideration received at closing of $2.2 billion, net of transaction costs of $17.3 million. No adjustment has been made to pro forma interest expense to reflect the repayment of outstanding debt for which the Company intends to use the proceeds from the Transaction.

d)	To record the RPI contingent milestone payments; represents the fair value of contingent consideration to be received. These payments are primarily based upon future global net sales of Tysabri® in 2018 and 2020. The Company has elected the fair value option for the contingent milestone payments and used a modified Black-Scholes Option Pricing Model (“BSOPM”) to determine the value of these payments. Key inputs in the BSOPM are the estimated volatility and rate of return of royalties on global net sales of Tysabri® that are received by RPI over time until payment of the contingent milestone payments. Volatility and the estimated fair value of the milestones have a positive relationship such that higher volatility translates to a higher estimated fair value of the contingent milestone payments. The Company has assumed a volatility of 30.0% and a rate of return of 8.05% in the valuation of contingent milestone payments for the purposes of this pro forma adjustment.

e)	To eliminate the historical Tysabri® royalty stream – at fair value associated with the sale of the Tysabri® financial asset on the pro forma consolidated balance sheet.

f)	To record the tax payable associated with the sale of the historical Tysabri® financial asset using the Irish statutory income tax rate of 12.5%.

g)	To write off the net deferred tax liability associated with the sale of the historical Tysabri® financial asset using the Irish statutory income tax rate of 12.5%.

h)	To reflect a pre-tax gain of $17.2 million, net of $2.2 million of current tax effects associated with the sale of the historical Tysabri® financial asset, which was calculated using the tax attributes of the Tysabri® financial asset times the Irish statutory income tax rate of 12.5%. For the purposes of this pro forma adjustment, the Company has assumed the fair value of consideration at December 31, 2016 is the same as the fair value of consideration at close of the transaction as RPI acquired the rights to the Tysabri® financial asset with effect from January 1, 2017. No pro forma adjustment was made in the unaudited pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.